EXHIBIT 10.7.1
AMENDMENT NO. 1
TO
AMENDED AND RESTATED LICENSE AGREEMENT
[Contract No. DAMD17-01-0116]
     This Amendment No. 1 (this “Amendment”) to the Amended and Restated License Agreement (the “Agreement”) effective as of December 15, 1997 between the Walter Reed Army Institute of Research, (“Licensor”) and Iomai Corporation (“Licensee”) [Contract No. DAMD17-01-0116] is made and entered into as of the last signature date below by and between Licensor and Licensor. Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Agreement.
     WHEREAS, in accordance with Section 2.22 of the Agreement, Licensee may amend the time period for the Point of Practical Application at any time with the written consent of Licensor; and
     WHEREAS, Licensor and Licensee desire to amend such time period, together with certain other provisions of the Agreement, as set forth below.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Amendment to Section 2.22. Section 2.22 of the Agreement is hereby amended and restated in its entirety as follows:
     “2.22 “Point of Practical Application” means to manufacture, practice, or to operate inventions, described and claimed in the Licensed Patent Technology, under such conditions as to establish that the inventions are being utilized and that their benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms by no later than December 31, 2011, and to continue during the term of this Agreement to make the benefits of the inventions reasonably accessible to the public, consistent with sound and reasonable business practices and judgment. If Licensee believes that it will be unable to have such product available to the public within such time frame, it shall give notice to Licensor, specifying the reasons therefore. Licensee may amend the time period at any time with the written consent by Licensor. Licensor shall not unreasonably withhold approval of any request by Licensee to extend the time period if such request is supported by a reasonable showing by Licensee of diligence in its performance to commercialize the Licensed Patent Technology, taking into account of any change in circumstances, scientific developments, or other factors considered by the parties relevant for adopting new time frame.”

     2. Amendment to Section 4.13. Section 4.13 of the Agreement is hereby amended and restated in its entirety as follows:
     “4.13 Licensee shall pay to Licensor an annual minimum payment of fifteen thousand dollars ($15,000) for the term of this Agreement, with the first such payment due on the first anniversary of the Signature Date; provided, however, from and after the seventh anniversary of the Signature Date, such annual minimum payment shall be increased to twenty-five thousand dollars ($25,000). This annual minimum payment will be a non-recoverable and non-creditable payment.”
     3. Amendment to Section 14.06. Section 14.06 of the Agreement is hereby amended and restated in its entirety as follows:
     “14.06 The parties shall notify each other of any changes in name, address, or business status, and any notice or report required to be given under the provisions of this Agreement shall be considered duly given if mailed by first class mail, postage prepaid or by an express/overnight delivery service provided by a commercial carrier, and addressed as follows:

(a)	If to Licensor:	Staff Judge Advocate
U.S. Army Medical Research and
Materiel Command
504 Scott Street
Fort Detrick, Maryland 21702-5012
ATTN: MCMR-ZA-J/ORTA

(b)	If to Licensee:	Iomai Corporation
20 Firstfield Road
Gaithersburg, MD 20878
Attention: President
Notices shall be considered timely if such notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier.”
     4. Full Force and Effect. Except as otherwise specifically set forth herein, the parties hereto hereby ratify and affirm the terms and provisions of the Agreement, which shall remain in full force and effect.
     5. Counterparts. This Amendment may be executed in counterparts, and when so executed, each counterpart shall be deemed an original, and said counterparts together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

FOR LICENSEE:	IOMAI CORPORATION

	BY:	/s/ STANLEY C. ERCK

	NAME:	Stanley C. Erck

	TITLE:	President & CEO

	DATED:	07 Nov 07

	WITNESS:	/s/ RUSSELL P. WILSON

	DATED:	07 Nov 07

FOR LICENSOR:	WALTER REED ARMY INSTITUTE OF RESEARCH

	BY:	/s/ KENNETH A. BERTRAM

	NAME:	Colonel Kenneth A. Bertram, MC

	TITLE:	Commander, Walter Reed Army Institute of Research

	DATED:	4 Feb 2008

	WITNESS:	/s/ AMY K. KORMAN

	DATED:	4 Feb08